Exhibit 99.1

Stablecoin Development Corporation Reports First Quarter 2026 Financial Results

Company Generated $22.3 Million of Operating Income and Reported $552.4 Million of GAAP Net Income, Including Significant Non-Cash Warrant-Related Gains

Company Held Approximately 2.15 Billion SKY Tokens at March 31, 2026 and Approximately 2.26 Billion SKY Tokens at May 14, 2026

Key Highlights

•	Operating income of $22.3 million for the first quarter of 2026, compared with an operating loss of $3.3 million for the first quarter of 2025.
•	GAAP net income of $552.4 million for the first quarter of 2026, including a net non-cash gain of approximately $535.0 million from warrant-related effects during the period.
•	Staking revenue of $2.5 million, representing 35,386,649 SKY tokens earned during the first quarter of 2026.
•	Unrealized gain on digital assets of $22.7 million recognized during the first quarter of 2026.
•	Cash and cash equivalents of $18.4 million, digital assets of $160.1 million and total assets of $179.7 million as of March 31, 2026.
•	Approximately 2.15 billion SKY tokens held as of March 31, 2026, representing approximately 9% of the total supply of SKY.
•	Approximately 2.26 billion SKY tokens held as of May 14, 2026, after additional open-market purchases subsequent to quarter-end.

EMERYVILLE, Calif., May 20, 2026 (GLOBE NEWSWIRE) — Stablecoin Development Corporation (NYSE American: SDEV) (the “Company” or “SDEV”) today announced financial results for the first quarter ended March 31, 2026. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 was filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2026.

“Our first quarter results mark the first reporting period in which SDEV’s financial statements reflect our transition to an on-chain holding company focused on the stablecoin economy,” said Michael Kazley, Chief Executive Officer and Chairman. “During the quarter, we generated staking revenue, recognized operating income driven primarily by our SKY position, and continued to execute our long-duration capital allocation strategy with public-company discipline. GAAP net income for the period also reflected significant non-cash warrant-related accounting gains, which we believe should be understood separately from the Company’s operating performance and cash position.”

First Quarter 2026 Financial Results

For the three months ended March 31, 2026, the Company reported operating income of $22.3 million, compared with an operating loss of $3.3 million for the three months ended March 31, 2025. Operating income was driven by staking revenue of $2.5 million and an unrealized gain on digital assets of $22.7 million, partially offset by general and administrative expenses of $2.8 million. Income tax expense for the period was $3.5 million.

The Company reported GAAP net income of $552.4 million for the first quarter of 2026. GAAP net income included a non-cash gain on changes in fair value of warrant liabilities of approximately $5.8 billion, partially offset by a non-cash loss on fair value of warrant liabilities in excess of proceeds at issuance of approximately $5.3 billion. These warrant-related items are non-cash and non-operating in nature.

Operating income is a GAAP measure. The Company is not presenting “adjusted net income” or any other non-GAAP earnings measure in this release. GAAP net income should not be interpreted as indicative of recurring cash earnings because the quarter included substantial non-cash warrant-related accounting effects.

SKY Holdings and Staking Rewards

As of March 31, 2026, the Company held 2,153,141,678 SKY tokens, representing approximately 9% of the total supply of SKY, with an aggregate cost basis of $137.4 million and an aggregate fair value of $160.1 million. The majority of the Company’s SKY holdings remained deployed in staking activities within the Sky Protocol ecosystem. During the first quarter of 2026, the Company earned 35,386,649 SKY tokens through staking activities, which resulted in $2.5 million of staking revenue for the period.

Subsequent Events (Through May 14, 2026)

Subsequent to March 31, 2026 and through May 14, 2026, the Company purchased approximately 86.5 million additional SKY tokens on the open market for approximately $6.5 million. As of May 14, 2026, the Company held approximately 2.26 billion SKY tokens. The Company also sold an aggregate of 398,367 shares of common stock under the ATM Program for aggregate net proceeds of approximately $0.6 million. As of May 14, 2026, approximately $85.7 million of common stock remained available for issuance under the ATM Program.

Sky Protocol Ecosystem Update¹

The Sky Protocol ecosystem reported the following metrics during the first quarter of 2026, based on publicly available protocol data:

•	The Sky Protocol generated approximately $123.8 million in gross protocol revenue during Q1 2026.
•	Net protocol surplus was approximately $46.0 million for Q1 2026, which is approximately 92% of full-year 2025 net protocol surplus.
•	Total protocol collateral reached approximately $13.0 billion, backing all USDS and DAI tokens in circulation.
•	Total USDS and DAI supply reached approximately $11.7 billion, with sUSDS deposits reaching approximately $6.5 billion, making sUSDS the largest yield-generating stablecoin by supply.

About the Sky Protocol

Sky Protocol is a decentralized finance platform that evolved from MakerDAO, one of the earliest and most established projects in the digital asset ecosystem. The protocol enables the creation and use of USDS, a decentralized stablecoin pegged to the U.S. dollar, and serves as foundational financial infrastructure for lending, savings and on-chain capital markets. SKY is the governance token of the Sky Protocol ecosystem; holders participate in protocol governance through an open, transparent on-chain voting process. The protocol generates revenue from borrowing fees and other economic activity, which may be used, based on protocol parameters and governance, to support open-market buybacks of SKY tokens that are distributed to stakers. Owners of SKY tokens are not entitled to a pro rata share of protocol revenue. SKY has a fixed total supply of approximately 23.5 billion tokens, based on current protocol parameters. For more information, visit info.skyeco.com.

Channels for Disclosure of Information

Going forward, the Company intends to announce material information to the public through filings with the SEC, the investor relations page on its website, press releases, public conference calls, public webcasts, its X (Twitter) account and its LinkedIn page. The information disclosed through the foregoing channels could be deemed to be material information. As such, the Company encourages investors, the media and others to follow the channels listed above and to review the information disclosed through such channels. Investors are always encouraged to refer to SDEV’s filings with the SEC for additional information.

About Stablecoin Development Corporation

Stablecoin Development Corporation (NYSE American: SDEV) is an on-chain holding company focused on long-duration participation in protocol-aligned digital asset ecosystems and providing public market access to the stablecoin economy. The Company’s initial digital asset focus is the Sky Protocol ecosystem, with SKY as its core holding. Through staking and other on-chain activities, the Company seeks to generate protocol-level economic exposure while maintaining governance, risk management and public-company discipline. For more information, please visit www.stabledev.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy; the Company’s capital allocation strategy; the Company’s plans to hold, stake, acquire and potentially monetize SKY tokens and other digital assets; the Company’s views regarding the growth and development of the stablecoin economy and related digital asset infrastructure; statements regarding the Sky Protocol ecosystem, its operations and its performance based on publicly available information; the Company’s intentions regarding future SKY token acquisitions; and the Company’s expectations regarding future financial results, including the impact of unrealized gains and losses on digital assets and non-cash warrant-related accounting effects. These forward-looking statements are based on management’s current expectations and involve known and unknown risks and uncertainties, including risks related to the volatility of digital asset markets, regulatory developments affecting digital assets and staking activities, changes in protocol governance parameters, cybersecurity risks, concentration risk associated with the Company’s holdings of a single digital asset, risks associated with the Company’s custody and safeguarding arrangements, risks associated with the Company’s capital structure and outstanding warrants, and other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as amended, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. The forward-looking statements in this press release represent management’s views as of the date hereof. Actual results may differ materially from those expressed or implied in any forward-looking statements. SDEV undertakes no obligation to update forward-looking statements except as required by law.

Important Note Regarding Sky Protocol Information

¹ Information in this press release regarding the Sky Protocol and its operations is based on publicly available Sky Protocol ecosystem data that has not been independently verified by the Company or its management.

Company Contact

Tommy Law

Chief Financial Officer

tommy@stabledev.com